UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2017
Date of Report

Q BioMed Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193328	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No.1 (the "Amendment") on Form 8-K/A to amend our Current Report on Form 8-K (the "Original Filing") that was filed with the Securities and Exchanges Commission on June 15, 2017, solely for the purpose of re-filing Exhibit 10.1 ("Exhibit 10.1") to the Original Filing in response to comments we received from the Securities and Exchange Commission (the "SEC") on a confidential treatment request we had made for certain portions of Exhibit 10.1. Exhibit 10.1, as re-filed, includes certain portions that had previously been redacted pursuant to our request for confidential treatment. Nothing in the Original Filing is being amended other than as described above.

This Amendment should be read in conjunction with the Original Filing and our other filings with the SEC. Except as stated herein, this Amendment does not reflect events occurring after the filing of the Original Filing with the SEC on June 15, 2017, and we have not attempted in this Amendment to modify or update other disclosures as presented in the Original Filing.

Item 1.01                       Entry into a Material Definitive Agreement.

On June 15, 2017, we entered into a Technology License Agreement (“Exclusive License”) with the Rajiv Gandhi Centre for Biotechnology, an autonomous research institute under the Government of India (“RGCB”), and the Oklahoma Medical Research Foundation (“OMRF” and together with RGCB, the “Licensors”), whereby the Licensors granted us a worldwide, exclusive, license on intellectual property related to Uttroside B (the “Uttroside B IP”).  Uttroside B is a chemical compound derived from the plant Solanum nigrum Linn, also known as Black Nightshade or Makoi.  We seek to use the Uttroside B IP to create a chemotherapeutic agent against liver cancer.

The initial cost to acquire the Exclusive License is $10,000. In addition to royalties based upon net sales of the product candidate, if any, we are required to make additional payments upon the following milestones:

•	the completion of certain preclinical studies (the “Pre-Clinical Trials”);

•	the filing of an investigational new drug application (the “IND”) with the US Food and Drug Administration (“FDA”) or the filing of the equivalent of an IND with the foreign equivalent of the FDA;

•	successful completion of each of Phase I, Phase II and Phase III clinical trials;
•	FDA approval of the product candidate;
•	approval by the foreign equivalent of the FDA of the product candidate;

•	achieving certain worldwide net sales; and
•	a change of control of QBIO.

Subject to the terms of the Agreement, we will be in control of the development and commercialization of the product candidate and are responsible for the costs of such development and commercialization.  We have undertaken a good-faith commitment to (i) fund the Pre-Clinical Trials and (ii) to initiate a Phase II clinical trial within six years of the date of the Agreement.  Failure to show a good-faith effort to meet those goals would mean that the Exclusive License would revert to the Licensors.

Item 7.01                      Regulation FD Disclosure.

On June 14, 2017, we issued a press release entitled “Q BioMed Inc. to Present at the Sixth Annual Marcum Microcap Conference in New York.” A copy of the press release is furnished herewith as Exhibit 99.1.

On June 15, 2017, we issued a press release entitled “Q BioMed Inc Finalizes License Agreement with Oklahoma Medical Research Foundation and the Rajiv Gandhi Centre for Biotechnology for Novel Liver Cancer Treatment.” A copy of the press release is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.

10.1	Technology License Agreement on, dated June 15, 2017, among Q BioMed Inc., Oklahoma Medical Research Foundation and Rajiv Gandhi Centre for BioTechnology+

99.1	Press Release entitled “Q BioMed Inc. to Present at the Sixth Annual Marcum Microcap Conference in New York”

99.2	Press Release entitled “Q BioMed Inc Finalizes License Agreement with Oklahoma Medical Research Foundation and the Rajiv Gandhi Centre for Biotechnology for Novel Liver Cancer Treatment”

+ Portions of this exhibit have been omitted pursuant to a request for confidential treatment and this exhibit has been submitted separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.
Date: July 25, 2017	By: /s/ Denis Corin Name: Denis Corin Title: President